Exhibit 10.34

                                      LEASE

         THIS AGREEMENT made the 21st day of August, 1995, by and between DAME ENTERPRISES, a Pennsylvania partnership (hereinafter called "Landlord") of one part, and STV GROUP, INCORPORATED, a Pennsylvania Corporation with its principal place of business located at 11 Robinson Street, Pottstown, PA 19464 (hereinafter called "Tenant" ) of the other part.

                                   RECITALS:

          WHEREAS, Landlord desires to acquire title to a certain parcel of real estate located generally at Route 422, Old Airport Road, Amity Township, Berks County, Pennsylvania (the "Property"); and

          WHEREAS, the Tenant desires to lease the Property from the Landlord, have the Landlord erect an office building thereon that is constructed to specifications acceptable to Tenant, and conduct its business in said office building.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

          1. Description Of Property, Duration Of Lease And Rental - Landlord does hereby demise and let unto Tenant all that certain premises consisting of approximately six (6) acres as shown on the plan attached as Exhibit "A", (the "Premises"), together with the use of driveways, sidewalks and parking areas for the term of fifteen (15) years beginning on the latter of July 1, 1996 or seven
(7) days after the date of issuance by the proper municipal authorities of a certificate of occupancy for the Building (hereinafter defined) (the "Commencement Date") and ending on the last day of the calendar month next succeeding 15 years from the Commencement Date (the "Termination Date"). The annual net rental (the "Base Rent") payable in equal monthly installments in advance during the said term of this Lease shall be:

A. Year one (1) of the lease term: $544,980.00
B. Years two (2) through five (5) of the lease term: $544,980.00 per year
C. Years six (6) through ten (10) of the lease term: $559,992.00 per year
D. Years eleven (11)through fifteen (15) of the lease term: $575,880.00 per year

Monthly rent payments shall be made on the same day of each month, the first installment to be paid on the Commencement Date and monthly on the same day of each month thereafter. The monthly rent payments to be made by the Tenant shall be:

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A.   Year one (1) of the lease term (provided, however, that the tenant shall not be required to pay any rent during the first, fourth, eighth and
     twelfth months of the first year of the lease):        $45,415.00 each
B.   Years two (2) through five (5) of the lease term:      $45,415.00 each
C.   Years six (6) through ten (10) of the lease term:      $46,660.00 each
D.   Years eleven (11) through fifteen (15) of the lease term:   $47,990.00 each

The foregoing notwithstanding, the Tenant shall not be required to pay Base Rent during the first, fourth, eighth and twelfth months of the first year of the lease term. The term of this Lease shall end on the Termination Date without the necessity of notice from either party to the other.

2. Construction of Improvements -

                  A. The Landlord shall construct on the Premises a multi-story office building, containing approximately Fifty-Eight Thousand (58,000) square feet, substantially in accordance with the preliminary plans and specifications attached hereto and made a part hereof as Exhibit "B" (the "Building") including all necessary and required site work. The Landlord shall complete final plans and specifications for the Building with due diligence upon the execution of this Lease Agreement. Upon completion of the final plans for the Building, together with any modifications or amendments thereto, the plans shall be approved by the Landlord and the Tenant. Upon approval of the final plans and specifications by the Landlord and the Tenant and after all appropriate municipal approvals have been received by Tenant, the Landlord shall commence construction of the Building on the Premises in accordance with the final plans and specifications and shall proceed diligently to complete the same.

                  B. In the event that Tenant requests any modifications or changes to be made to the Building during or after construction of the same has begun or is completed, as the case may be, or the final plans for the Building, after the same shall have been approved by the Landlord and the Tenant as provided in subparagraph A, above, in either event Landlord shall have the option of approving said change or modification and Tenant shall first have the option of securing financing for said change or modification and paying the Landlord for the same and absent the ability or desire of tenant to secure financing then Landlord shall first reasonably attempt to secure financing thus allowing Tenant to pay for any and all of the added costs of such changes and modifications, including, without limitation, design costs, architectural fees, engineering fees, bank financing charges and attorney fees for the Landlord's lender's legal counsel, as additional rent in equal monthly installments amortized over the remaining term of the Lease at an annual capitalization rate equal to the annual interest rate charged to the Landlord by its lender to finance the cost of making such changes and modifications (said interest rate to be set forth in a commitment letter issued to the Landlord) plus one and one half percent (1.5%). By way of example only, if the Tenant submits a written request for changes to the Building at the end of the fifth year of this Lease, the cost of making said changes to the Building at the end of the fifth year of this Lease, the cost of making said changes is One Hundred Thousand Dollars

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($100,000.00) and the interest rate charged to the Landlord to finance the changes and modifications requested by the Tenant is six and one half (6.5%), then Landlord shall require the Tenant to pay for such costs as additional rent in consecutive equal monthly payments of One Thousand Two Hundred Thirteen Dollars and Twenty-Eight Cents ($1,213.28). If after reasonable efforts the Landlord is unable to secure financing for the change or modification, the Landlord shall then require Tenant to pay any and all costs necessary to effect such changes and modifications, including, without limitation, design costs, architectural fees and engineering fees, at the time the Landlord is charged for the same by the contractor overseeing the construction of the Building. Tenant's request for a change or modification in the approved final plans for the Building or for a change or modification of the Building's existing structure shall be submitted in writing to the Landlord for its approval.

                  C. Tenant's taking possession of the Building shall be conclusive evidence, as against the Tenant, that, at the time such possession was so taken, the work to be performed by the Landlord in constructing the Building was substantially completed. Within ten (10) days after the Commencement Date or the date on which the Tenant takes possession of the Building, whichever shall first occur, a representative of the Landlord and a representative of the Tenant shall survey the Building for the purpose of determining those items, if any, of the work to be performed by the Landlord in the Building that remain to be completed, which items they shall reduce to an itemized agreed "punch" list, and the Landlord agrees to complete the items on said punch list within thirty days thereafter or within such other time as the parties may agree in writing. In the event that the Landlord does not complete items on the "punch" list within thirty days or such other time as agreed upon by the parties, the Tenant shall have the right to employ a third party of its choosing to complete the items on the "punch" list and deduct the cost of doing so from the monthly rent payments due to the Landlord hereunder. Notwithstanding the said punch list, the Tenant shall be obligated to the conditions of this Lease and the payment of rent as of the Commencement Date.

                  D. If the completion of construction of the Building shall be delayed due to any act or omission of the Tenant or its agents, employees or contractors, the Building shall be deemed ready for occupancy on the date when it would have been ready but for such delay. Such delay shall include, without limitation:

                        1. Delay in the submission of Tenant's plans or specifications or the giving of any authorizations or approvals required for the preparations for or execution of the Landlord's work;

                        2. Delay due to changes made by or on behalf of the Tenant to the preliminary or final plans for the Building;

                        3. Delay due to postponement of any of Landlord's work at the Tenant's request; or

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                        4. Delay due to any other interference with the
Landlord's work in the Building by the Tenant and/or its agents, servants or employees.

                   In the event that Landlord determines that there has been an act or omission of the Tenant or it's agents, employees or contractors that causes completion of construction of the building to be delayed, Landlord, or it's agent, shall notify the Tenant in writing. Such notice shall describe with reasonable specificity the cause and nature of the delay being attributed to the Tenant and it's agents, employees or contractors.

3. Security Deposit -

                   A. Concurrent with the commencement of the Lease term, the Tenant has deposited with the Landlord Forty Five Thousand Four Hundred Fifteen Dollars ($45,415.00) as security for Tenant's performance of all its obligations hereunder. Alternatively, Tenant may present Landlord with an irrevocable letter of credit that may be drawn upon by Landlord in an amount equal to the aforementioned security deposit (the "Letter of Credit"). Landlord shall return such sum or said Letter of Credit, as the case may be, to Tenant after the expiration of the lease term if Tenant has performed all of such obligations. Prior to the time that Tenant is entitled to the return of the security deposit, and if Tenant elects not to present Landlord with the Letter of Credit, Landlord shall maintain such security deposit in a separate interest bearing account. Interest on said account shall inure to the benefit of Tenant, less a service fee equal to one percent (1%) of the principal of the security deposit to be retained by the Landlord. The net interest on the account shall be paid to Tenant annually or at such time as the Tenant is entitled to a return of the principal of the security deposit, whichever occurs first.

                   B. If Tenant defaults in the performance of any of its obligations hereunder, including, but not limited to, the payment of rent and additional rent, the Landlord may use, apply, or retain all or any part of such security deposit for the payment of any unpaid rent and additional rent, or for any other amount which the Landlord may be required to spend by reason of the Tenant's default, including any damages or deficiency in the reletting of the Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a summary reentry or other reentry by the Landlord.

                   C. Tenant shall not assign or encumber the security deposit or attempt to revoke the Letter of Credit without Landlord's written consent, and any assignment, encumbrance or revocation without such consent shall not bind the Landlord. Regardless of any assignment of this Lease by the Tenant, the Landlord may return the security deposit to the original Tenant, in the absence of evidence satisfactory to the Landlord of an assignment of the right to receive such security deposit or any part of the balance thereof.

                   D. If there is a bona fide sale, subject to this Lease, the Landlord may transfer the security deposit to the purchaser for the benefit of the Tenant. In such case, the Landlord

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shall be considered released by the Tenant from all liability for the return of the security deposit, and the Tenant shall look to the new landlord solely for the return of the security deposit. The preceding shall apply to every transfer or assignment made of the security deposit to a new landlord.

         4. Intent of Parties to Create A "Net Lease" - It is the intention of the Landlord and the Tenant that the rent aforementioned shall be net to the Landlord in each year and month during the term of this Lease, that all costs, expenses and obligations of every kind relating to the Premises which may arise or become due during the term of this Lease, except those specifically made the Landlord's responsibility herein, shall be paid by the Tenant, and that the Landlord shall be indemnified by the Tenant against such costs, expense and obligations. Except as provided for in this Lease, the net rent shall be paid to the Landlord without notice or demand without abatement, deduction or set-off.

         5. Use Of Premises - The Premises shall be used as an office building or for such other lawful business mutually agreed upon by the parties which agreement shall not be unreasonably withheld. Tenant shall not use the Premises for any unlawful purpose and shall not suffer any article to be brought, or act to be done on the Premises which would increase the fire hazard to the Building or the Premises or would increase any insurance rates above the rates applicable to the above-mentioned type of business, or that would make the Building or the Premises uninsurable for their prescribed uses.

         6. Payment Of Taxes, Etc. - The Tenant shall promptly pay all real estate taxes, taxes on rents, assessments, water and sewer charges, and other governmental levies against the Premises, and also any occupancy tax and tax on rents, all of which are herein called "impositions". The phrase "tax on rents" shall mean any tax levied, assessed, or imposed in connection with the receipt of rent under this Lease for the use and occupancy of the Premises, in lieu of, in whole or in part, or in addition to, any real estate or personal property tax upon the Premises. The Tenant may pay any imposition in installments, if payment may be so made without penalty. All impositions for the tax year in which the Lease shall commence or terminate shall be apportioned between the Tenant and the Landlord, except that any imposition which the Tenant has elected to pay installments shall be paid in full by the Tenant at least sixty (60) days prior to the expiration of the Lease term.

                  A. The Tenant shall furnish to the Landlord official receipts or other satisfactory proof of payment, within a reasonable time after demand by the Landlord.

                  B. The Tenant may contest the amount or validity of any imposition by appropriate proceedings. However, the Tenant shall promptly pay such impositions unless (1) such proceedings shall operate to prevent or stay the collection of the imposition so contested and (2) the Tenant shall have deposited with the Landlord the amount so contested and unpaid, together with a sum sufficient to cover all charges that may be assessed against the Premises in

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such proceedings. Upon the termination of such proceedings, the Tenant shall deliver to the Landlord proof of the imposition as finally determined, and thereupon the Landlord shall, out of the sums so deposited with it by the Tenant, pay such imposition, and shall refund the balance to the Tenant. If the sums deposited with the Landlord shall be insufficient to pay the full amount of such imposition and other charges, the Tenant shall forthwith pay any deficiency. If, at any time during such proceedings the Landlord shall deem the amount deposited with it insufficient, the Tenant shall, upon demand, deposit with the Landlord such additional sums as the Landlord may reasonably request. The Landlord, at the Tenant s sole expense, shall join in any such contestation proceedings if any law shall so require. Any sums deposited hereunder with the Landlord shall be held in a trust account.

                  C. All sums (other than the Base Rent) which may be due and payable or are to be deposited by the Landlord under this Lease shall be payable on demand and shall be deemed to be additional rent hereunder.

                  D. The Landlord appoints the Tenant the attorney-in-fact of the Landlord for the purpose of making all payments to be made by the Tenant pursuant to any of the provisions of this Lease to persons other than the Landlord. In case any person to whom any sum is directly payable by Tenant under any of the provisions of this Lease shall refuse to accept payment of such sum from the Tenant, the Tenant shall thereupon give written notice of such fact to the Landlord and shall pay such sum directly to the Landlord, who shall thereupon pay such sum to such person.

         7. Additional Rent - All taxes, charges, costs, and expenses which the Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the Tenant's failure to pay such amounts, and all damages, costs, and expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent and, in the event of non-payment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as the Landlord has for the non-payment of the basic rent.

         8. Place For Payment Of Rent - All rents and charges shall be payable without prior notice or demand at the office of Landlord at 2201 Ridgewood Road, Suite 400, Wyomissing, Pennsylvania 19610, Attn: Mervin A. Heller, Jr., Esquire, or at such other place as Landlord may from time to time designate by notice in writing.

         9. Acceptance Of Premises By Tenant - Provided the Landlord shall construct the Building in accordance with the final plans and specifications therefor referred to in Paragraph 2, the Tenant shall accept the Premises in its existing condition. All warranties obtained from contractors, sub-contractors, suppliers or manufacturers pertaining to the Building or any equipment installed in the Building as called for in the final plans and specifications shall be assigned by the Landlord to the Tenant at the time Tenant takes occupancy of the Building unless

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specifically prohibited by the terms of such warranties. In addition to the foregoing, Landlord shall specifically assign to the Tenant any and all rights pursuant to Section 13.2.2 of its construction contract with Advanced Building Systems, Inc., the contractor for the Premises which shall remain in full and effect regardless of any limitations expressed herein or hereafter. The following are the provisions of 13.~.2 of its construction contract: "13.2.2 If, within one year after the Date of Substantial Completion of the Work or designated portion thereof or within one year after acceptance by the Owner of designated equipment or within such longer period of time as may be prescribed by law or by the terms of any applicable special warranty required by the Contract Documents, any of the Work is found to be defective or not in accordance with the Contract Documents, the Contractor shall correct it promptly after receipt of a written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This obligation shall survive termination of the Contract. The Owner shall give such notice promptly after discovery of the condition." Landlord agrees to provide a certified copy of the construction contract sufficient to confirm the aforesaid warranty is part of the construction contract. No representation, statement or warranty, express or implied, has been made by or on behalf of the Landlord as to such condition, or as to the use that may be made of the Premises and/or the Building. In no event shall the Landlord be liable for any defect in the Premises or the Building or for any limitation on the use of either or both. Tenant's taking possession of the Building shall be conclusive evidence, as against the Tenant, that, at the time such possession was so taken, the Tenant accepted the Building and Premises in their then existing condition and without relying upon any representation, statement or warranty, express or implied, made by or on behalf of the Landlord.

10. Duty Of Tenant To Maintain Premises -

                  A. The Tenant shall not cause or permit any waste, damage or injury to the Premises and shall surrender the Premises to the Landlord at the end of the lease term in the same condition as the Premises existed at the inception of this Lease, reasonable wear and tear excepted. The Tenant, at its sole expense, shall keep the Premises as now or hereafter constituted with all improvements made thereto (including, without limitation, the Building) and the adjoining sidewalks, curbs, walls, parking areas, landscaping, and access roads clean and in good condition (reasonable wear and tear excepted) and shall make any and all repairs, replacements and renewals, whether ordinary or extraordinary, seen or unforeseen necessary to maintain the Premises. The foregoing notwithstanding, the Landlord, at its sole cost and expense, shall make all structural repairs to the Building not necessitated by the negligent or willful misconduct of the Tenant or its agents, employees, licensees or invitees. For purposes of this Lease, the term "structural repairs" shall mean repairs to the roof, exterior walls, foundation, and interior load bearing walls of the Building. Structural repairs shall not include repairs to the HVAC System (hereinafter defined) or the electrical, plumbing and sewer systems in the building. All repairs, replacements and renewals made by the Tenant shall be at least equal in quality of materials and workmanship to that originally existing in the Building. The Landlord shall in no event be required to make any repair, alteration or improvement to the Premises, unless specifically

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required to do so pursuant to the terms of the Lease. Any equipment and materials replaced by Tenant shall belong to the Landlord and all proceeds from the disposition thereof may be retained by the Landlord. The Tenant shall indemnify the Landlord against all costs, expenses, liabilities, losses damages, suits, fines, penalties, claims and demands, including reasonable counsel fees, because of Tenant's failure to comply with the foregoing, and the Tenant shall not call upon the Landlord for any disbursement or outlay whatsoever in connection therewith, and hereby expressly releases and discharges Landlord from any liability therefor.

                  B. Tenant shall engage, at its sole cost and expense, a maintenance firm to service the heating, ventilating and air conditioning system (the "HVAC System") servicing the Building. Said maintenance firm shall service the HVAC System on a quarterly basis, and such service shall include, without limitation, adjustment and replacement of all belts, and inspection, replacement and necessary servicing of all filters, condensers, chiller coils and compressors. The Tenant shall provide Landlord with a copy of such maintenance contract prior to the Commencement Date and, thereafter, Tenant shall provide Landlord with evidence that the maintenance contract has been renewed on or before each anniversary of the Commencement Date. If Tenant fails to obtain or renew such maintenance contract at any time during the term of this Lease, the Landlord may, but shall not be obligated to, provide for maintenance of the HVAC System and the Tenant shall pay the Landlord on demand the cost therefor as additional rent.

          11. Compliance With Municipal Authorities - Except for those items which are required as a prerequisite of the issuance of the Occupancy Permit, the Tenant, at its sole expense, shall comply with all orders, and regulations of Federal, state, county and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose any duty upon the Landlord or the Tenant with respect to the Premises. The Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the making of repairs, alterations, improvements, or additions and the Landlord, when necessary, will join with the Tenant in applying for all such permits or licenses. The foregoing notwithstanding, the Landlord shall be responsible for obtaining the initial building permits and all other certificates and governmental approvals required for construction of the Building, all at the Landlord's sole cost and expense.

          12. Zoning; Permits; Signs - Anything herein elsewhere contained to the contrary notwithstanding, this Lease and all the terms, covenants, and conditions hereof are in all respects subject and subordinate to all zoning restrictions affecting the Premises, and the building in which the Premises is located, and the Tenant agrees to be bound by such restrictions. The Landlord further does not warrant that any license or licenses, permit or permits, which may be required for the business to be conducted by the Tenant on the Premises will be granted, or, if granted, will be continued in effect or renewed, and any failure to obtain such license or licenses, permit or permits, or any revocation thereof or failure to renew the same, shall not release the

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Tenant from the terms of this Lease. Tenant shall comply with the Laws of the
Township of Amity, Berks County, Pennsylvania for said signs.

          13. Land Use and Development Approval - The Landlord and Tenant each acknowledge that this Lease is being executed prior to the Landlord's acquisition of the Premises whereon the Building shall be erected. The Landlord and Tenant further acknowledge that the Landlord's obligations hereunder are specifically conditioned on the Landlord's acquiring good and marketable title to the Premises and obtaining all land use and development approvals necessary to allow the Landlord to construct the Building in accordance with the plans therefor, whether preliminary or final on or before December 15, 1995 (the "Lease Termination Date"). In the event that the Landlord is not able to acquire good and marketable title to the Premises or is unable to obtain any and all land use and development approvals necessary to allow the Landlord to construct the Building in accordance with the plans therefor, whether preliminary or final, prior to the Lease Termination Date, this Lease shall immediately become null and void and neither party shall have any obligation to the other under the terms of this Lease and any security deposit and rent paid by the Tenant to the Landlord shall be returned immediately with interest at a rate equal to that earned by Landlord prior to termination and return of the security deposit. Notwithstanding anything heretofore stated, if the building being constructed is not ready for occupancy, through no fault of the Tenant, on or before November 13, 1996, the terms of this Lease, at the option of the Tenant, shall become null and void.

          14. Subordination and Attornment - This Lease shall be subject and subordinate at all times to the lien of any mortgages and/or rents and/or other encumbrances now or hereafter placed on the land and buildings demised or of which the Premises form a part without the necessity of any further instrument or act on the part of the Tenant to effectuate such subordination, but the Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages and/or ground rent and/or other encumbrances as shall be desired by any mortgagee or proposed mortgagee or by any other such person. Upon the Tenant's written request, the Landlord shall use good faith efforts to obtain from any such mortgagee a written Subordination, Nondisturbance and Attornment Agreement providing that the rights of the Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to recognize and perform all of the covenants and conditions of this Lease required to be performed by the Tenant as herein provided.

          15. Assignment of Leases and Rents - Tenant hereby consents to the Landlord's executing one or more assignments of leases and rents as may be required by any lender providing financing for the Landlord's acquisition of the Premises and construction of the Building. If a lender notifies the Tenant in writing that, pursuant to the terms of its assignment agreement, all future payments and performance under this Lease are to be made to and for the benefit of such lender, the Tenant shall comply with such notice notwithstanding any default whatsoever on the part of the Landlord.

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          16. Tenant's Right To Make Alterations - Upon commencement of the lease term, the Tenant shall have the right to make changes or alterations to the Premises, subject to the following conditions:

                   A. No change or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the Building or the Premises, as the case may be.

                   B. No change or alteration shall be made involving an expenditure in excess of Five Thousand Dollars ($5,000.00) without the prior written consent of the Landlord.

                   C. Before commencing any material change or material alteration to or of the Building, the Landlord and Tenant shall procure the written consent of the holder of any mortgage covering the Premises to which this Lease is subordinated.

                   D. No change or alteration shall be undertaken until the Tenant shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

                   E. Tenant shall submit to Landlord for Landlord's written approval (said approval not to be unreasonably withheld) any and all plans and architectural drawings for the proposed change or alteration. In addition, all changes or alterations to the Building or the Premises shall be performed by such contractors as shall be approved by the Landlord which such approval shall not be unreasonably withheld. In no event shall Landlord have any responsibility or liability with regard to any change or alteration made by, or at the request or direction of, the Tenant.

                   F. All work done in connection with any change or alteration shall be done in a good and workmanlike manner and in compliance with the building and zoning laws, and with all other laws, ordinances, orders, rules, regulations, and requirements of all federal, state and municipal governments, and the appropriate departments, commissions, boards, and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters or any other body now or hereafter constituted exercising similar functions, and the Tenant shall procure certificates of occupancy and other certificates if required by law.

                   G. At all times when any change or alteration is in progress, there shall be maintained, at the Tenant's expense, workmen's compensation insurance in accordance with laws covering all persons employed in connection with the change or alteration, and general liability insurance for the mutual benefit of the Tenant and the Landlord expressly covering the additional hazards due to the change or alteration. Tenant shall provide Landlord with any and all reasonable documentation the Landlord may require to establish that said workman's compensation insurance and general liability insurance is in force at the time any change or alteration to the Building is made.

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                   H. Any improvement to the Premises or any part thereof and any replacement of fixtures during the term of this Lease shall at once become the absolute property of the Landlord without payment of any kind therefor. Landlord shall have the right to require Tenant to remove any and all such improvements or fixtures upon termination of this Lease and restore the Building to its original condition, reasonable wear and tear excepted, all at Tenant's sole cost and expense.

                   I. Tenant shall have no right or power to do any act or make any contract which may create or be the basis for any lien, mortgage or other encumbrance upon the estate of the Landlord in the Premises or the Building, or any part of either. All changes, alterations, repairs, materials and labor shall be done at Tenant's sole expense, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen's furnishing labor and materials to the Tenant in connection with the Premises and/or the Building. To that end Tenant shall file a waiver of mechanics' and materialmen's liens prior to commencing any repair, change or alteration to the Premises or the Building so as to place all laborers and materialmen and contractors on notice that they must look solely to the Tenant for the payment of any bills and charges for work done and materials furnished to or at the Premises and/or the Building.

          17. Utilities To Be Furnished By Tenant - The Landlord shall, as part of its, work in constructing the Building, provide adequate utility service to the Premises as set forth in the plans and specifications for the Building mutually agreed upon by Landlord and Tenant. The cost of all utilities consumed on the Premises, including, without limitation, water, steam, heat, gas, electricity and sewer services shall be paid for by Tenant. Tenant further agrees to maintain a temperature in the Building of no less than fifty degrees Fahrenheit at all times during the term of this Lease.

          18. Indemnification By Tenant - Tenant agrees to be responsible for and to relieve and hereby relieves the Landlord from all liability by reason of any injury or damage to any person or property in or on the Premises, whether belonging to the Tenant or any other person caused by any fire, breakage or leakage in any part or portion of the Premises, or from water, rain or snow that may leak into, issue or flow from any part of the Building or the Premises from the drains, pipes, or plumbing work of the same, or from any place or quarter, to the extent such breakage, leakage, injury or damage shall be caused by or result from the negligence of the Tenant or its servants, agents or invitees. Tenant also agrees to be responsible for, and to relieve and hereby relieves Landlord from, all liability by reason of any damage or injury to any person or thing which may arise from or be due to the use, misuse or abuse of all or any of the appurtenances of any kind whatsoever which may exist or hereafter be erected or constructed on the Premises, or from any kind of injury which may arise from any other cause whatsoever on said Premises to the extent such use, misuse, abuse, injury or damage shall be caused by or result from the negligence or willful misconduct of the Tenant or its servants, agents or invitees.

                   If the Landlord pays a sum of money for property damage or personal injury resulting from the Tenant's failure to observe or perform this covenant, then the sum so paid by the Landlord, together with all costs, damages and reasonable attorney's fees, shall be considered additional rent, due in the month succeeding such payment and collectible at such time.

          19. Environmental Indemnification -

                   A. Tenant shall, to the fullest extent allowable by law, be responsible for and indemnify, defend and hold harmless Landlord from any liability and costs associated with any liability, including, without limitation, reasonable attorney's fees, arising out of or incident to the presence of any hazardous substances, hazardous wastes or other environmental contamination as defined under the Storage Tank and Spill Prevention Act or any other applicable federal. state or local environmental law, whether asserted by private or public entities, which liability arises from the actions of Tenant, its employees, agents, invitees, sublessees and permitted assigns subsequent to the execution of this Lease and during Tenant's or its permitted subtenants' or assignees' occupancy of the Premises. In no event shall Tenant be liable for any environmental contamination of the Premises occurring prior to Tenant's execution of this Lease and Tenant's indemnification shall not apply to such preexisting environmental contamination.

                   B. Notwithstanding anything to the contrary contained in this Lease, Landlord makes no representations or warranties as to the absence or existence of hazardous substances, hazardous wastes or other environmental contamination in the Premises. Landlord shall, to the fullest extent allowable by law, be responsible for and indemnify, defend and hold harmless Tenant from any liability and costs associated with any liability, including, without limitation, reasonable attorney's fees, arising out of or incident to the presence of any hazardous substances, hazardous wastes or other environmental contamination as defined under the Storage Tank and Spill Prevention Act or any other applicable federal, state or local environmental law, whether asserted by private or public entities, on the Premises and occurring prior to Tenant's occupancy of the same.

          20. Events of Default - The following events shall be deemed to be events of default by the Tenant under this Lease:

                  A. The Tenant shall fail to pay any installment of rent or any other obligation hereunder involving the payment of money and such failure shall continue for a period of ten (10) days after the due date.

                  B. The Tenant shall fail to comply with any term, provision, covenant, rule or regulation, whether herein contained or hereafter established, of this Lease, other than as described in subparagraph A, above, and shall not cure such failure within fifteen (15) days after written notice thereof to the Tenant, provided, however, that if the Tenant shall within said fifteen (15) day period take reasonable steps to cure such default and diligently pursues the same to completion, the Tenant shall not be deemed in default hereof

                   C. The Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

                   D. The Tenant of the Tenant's obligations under this Lease shall file a petition under any section or chapter of the Bankruptcy Act, or the Tenant of the Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against the Tenant of the Tenant's obligations under this Lease.

                   E. A receiver or trustee shall be appointed for the Premises or the Building of for all or substantially all of the assets of the Tenant or of any guarantor of the Tenant's obligations under this Lease.

                   F. The Tenant shall desert or vacate or shall commence to desert or vacate the Premises and/or the Building or any substantial portion of the Premises and/or the Building or shall remove or attempt to remove, without the prior written consent of the Landlord, all or a substantial portion of the Tenant's goods, wares, equipment, fixtures, furniture or other personal property.

                   G. The Tenant shall do or permit to be done anything that creates a lien upon the Premises and/or the Building.

                   The foregoing individually shall constitute an "Event of Default" and collectively "Events of Default" by the Tenant.

          21. Rights Of Landlord Upon Default By Tenant - Upon the occurrence of an Event of Default:

                  A. If the Landlord so elects, this Lease shall thereupon become null and void, and the Landlord, without prejudice to any other remedy that the Landlord may have for possession of the Building and the Premises or for any arrearage in rent (including, without limitation, any interest which may have accrued pursuant to the terms of this Lease) shall have the right to reenter or repossess the Premises and the Building, either by force, summary proceedings, surrender or otherwise, and disposes and remove therefrom the Tenant, or other occupants thereof, and their effects, without being liable to any prosecution therefor, as the agent of the Tenant, and the Tenant immediately shall pay the Landlord, without further notice from Landlord, the rent herein reserved and agreed to be paid by the Tenant for the portion of the lease term remaining at the time of reentry or repossession as if by the terms of this Lease it were payable in advance. It is further agreed that the Tenant shall compensate the Landlord for all expenses incurred by the Landlord in regaining possession of the Premises and the Building (including, without limitation, any increases in insurance premiums for the Building caused by the vacancy of the Premises or the Building), all expenses incurred by the Landlord in reletting the Building (including, without limitation, the cost of repairs, remodeling, replacements, advertisements and real estate brokerage fees), all concessions granted to a new tenant upon reletting the Building or the Premises (including, without limitation, renewal options), all attorneys' fees, court costs and expenses of litigation, and all other costs of any nature whatsoever incurred by the Landlord as a direct or indirect result of the Tenant's default (including, without limitation, any adverse reaction by the Landlord's mortgagees and a reasonable allowance for the Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to the Tenant's default and the Landlord's pursuit of its rights and remedies provided herein and under applicable law). The Landlord shall provide Tenant with ten ( 10) days prior written notice of its intention to re-enter the Premises or institute legal proceedings in the exercise of the Landlord's remedies set forth herein. The Tenant waives and will waive all rights to trial by jury in any proceeding hereafter instituted by the Landlord against the Tenant in respect to the Premises. In addition, the Tenant agrees to pay to the Landlord on demand the amount of all loss and damages which the Landlord shall suffer by reason of any termination of this Lease effected pursuant to this subparagraph A.

                   B. Without any notice or demand whatsoever, the Landlord may take any one or more of the actions permissible at law to insure performance by the Tenant of the Tenant's covenants and obligations under this Lease. In this regard, it is agreed that if the Tenant deserts or vacates the Building or the Premises, the Landlord may enter upon and take possession of the same in order to protect them from deterioration and continue to demand from Tenant monthly payments of the rent and other charges and expenses set forth in this Lease, without any obligation to relet the Building or any portion thereof; but if the Landlord does, at its sole discretion, elect to relet the Building or the Premises, such action by the Landlord shall not be deemed as an acceptance of Tenant's surrender of the Premises or the Building unless the Landlord expressly notifies the Tenant of such acceptance in writing. The Tenant hereby acknowledges that the Landlord shall otherwise be reletting the Premises as the Tenant's agent and the Tenant furthermore hereby agrees to pay to the Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that actually collected by the Landlord. It is further agreed in this regard that upon the occurrence of an Event of Default described in Paragraph 20 of this Lease, the Landlord shall have the right to enter upon the Premises and the Building by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever the Tenant is obligated to do under the terms of this Lease; and the Tenant agrees to reimburse the Landlord on demand for any expenses that the Landlord may incur in thus effecting compliance with the Tenant's obligations under this Lease, and the Tenant further agrees that the Landlord shall not be liable for any damages resulting to the Tenant from such action.

          22. Right Of Entry And Inspection By Landlord - The Landlord or its representatives may enter the Premises or the Building, at any reasonable time, for the purpose of inspecting the Premises, performing any work which the Landlord elects to undertake made necessary by reason of the Tenant's Default under the terms of this Lease, exhibiting the Premises for sale, lease or mortgage financing, or posting notices of non-responsibility under any mechanic's lien law, and Tenant agrees to make no claim against Landlord by reason of any interference with Tenant's business caused by Landlord's entry.

          23. Destruction Of Premises

                  A. No destruction or damage to the Building or any other improvement on the Premises by any casualty caused by the Tenant's negligent use and enjoyment of the Premises, including, without limitation, fire, shall entitle the Tenant to surrender possession thereof, to terminate this Lease, to violate any of its provisions, or to cause any rebate or abatement in rent then due or thereafter becoming due under the terms hereof.

                  B. In the event that the Premises is totally destroyed or so damaged by fire or other casualty not occurring through the fault or negligence of the Tenant or its agents, employees, licensees or invitees, that the same cannot be repaired or restored within One Hundred Eighty (180) days from the date of the fire or other casualty, this Lease shall absolutely cease and determine, and the rent shall abate for the balance of the lease term.

                  C. If the damage caused as described in subparagraph B is only partial and such that the Premises can be restored to its original condition within One Hundred Eighty (180) days from the date of the fire or other casualty, the Landlord, at its option, shall restore the Premises with reasonable promptness, reserving the right to enter upon the Premises for that purpose, even though the effect of such entry is to render the Premises or a portion thereof untenantable. In either event the rent shall be apportioned and suspended during the time the Landlord is in possession, taking into account the portion of the Premises rendered untenantable and the duration of the Landlord's possession. Lessor shall make its election to repair the Premises or terminate this Lease by giving written notice thereof to the Tenant at the Premises within thirty (30) days from the date Landlord receives notice that the Premises has been destroyed or damaged by fire or other casualty.

                  D. Landlord shall not be liable for any damage, compensation or claim by reason of inconvenience or annoyance arising from the necessity of repairing any portion of the building of which the Premises is a part, the interruption in the Tenant's use of the Premises, or the termination of this Lease by reason of the destruction of the Premises, provided that the Landlord makes the said repairs with reasonable promptness.

                  E. Damage by fire or other casualty rendering more than forty percent (40%) of the floor area of the Premises untenantable shall constitute total destruction hereunder.

          24. Insurance -

                  A. Tenant, at its own cost and expense, at all times after the Commencement Date of this Lease, shall obtain and maintain, in full force and effect, for the benefit of Landlord and Tenant (and any institutional mortgagee, with a standard mortgagee endorsement), policies of insurance against loss or damage to the building and the premises by fire and such other casualties as may be included within either fire and extended coverage insurance, or all-risk insurance, boiler insurance, plate glass insurance and such other insurance as may reasonably be required from time to time by any mortgagee.

                  B. After Tenant takes possession of the Building and Premises, Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect throughout the Lease term, insurance against liability for bodily injury (including death) or property damage in or about the Building and/or the Premises under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time, but not less than a combined single limit of One Million Dollars ($1,000,000.00) and Two Million Dollars ($2,000,000.00) in the aggregate for bodily injury (including death) and for property damage. The aforementioned policy of comprehensive general public liability shall name Landlord as an additional insured party. All policies of insurance relating to the Building and/or the Premises, including the public liability insurance referred to in this subparagraph 26.B, and the fire and casualty insurance referred to in subparagraph 26.A, shall provide that they shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord. At least ten (10) days prior to the Commencement Date, a Certificate or Certificates of Insurance shall be delivered to Landlord by the Tenant. If Tenant shall fail, refuse or neglect to obtain, pay for or to maintain any insurance that Tenant is required to provide, or fails to furnish Landlord with satisfactory evidence of coverage on any such policy, Landlord shall then have the right to purchase or pay for such insurance directly. All such payments made by Landlord shall be recoverable by Landlord from Tenant, together with interest thereon, as additional rent, promptly upon being billed therefore.

                  C. Each of the parties hereto hereby releases the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party, even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such wavier, the patty benefiting therefrom agrees to pay the amount of such additional premium promptly upon being billed therefor.

                  D. Tenant will not do anything or fail to do anything which will cause the cost of Landlord's insurance to increase or which will prevent Landlord from procuring policies (including, but not limited to, public liability insurance) from companies and in a form satisfactory to Landlord. If any breach of this subparagraph D by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed therefor.

          25. Failure of Tenant to Perform --

                   A. If the Tenant shall at any time fail to make any payment within ten (10) days after a written request from the Landlord after the same shall be due or perform any act on its part to be made or performed under the terms of this Lease within thirty (30) days after written notice from the Landlord, then the Landlord may, but shall not be obligated so to do, and without further notice to or demand upon the Tenant and without waiving or releasing the Tenant from any obligation in this Lease contained, make any such payment or perform any such act on the part of the Tenant to be made or performed as in this Lease provided. All sums so paid by the Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by the Landlord, together with interest thereon at two points above the prime rate of Meridian Bank per annum from the date of making of such expenditure, shall immediately become due and be payable by the Tenant on demand. All sums which may become payable to the Landlord by Tenant, as in this subparagraph A provided, shall be deemed additional rent, and the Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of the nonpayment of any such sums by the Tenant as in the case of Default by the Tenant in the payment of the minimum rent.

                   B. All of the remedies hereinbefore given to the Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering of the Premises shall deprive the Landlord of any of its remedies or actions against the Tenant for rent due at the time or which, under the terms hereof, would in the future become due as if there had been no determination, or for any and all sums due at the time or which, under the terms hereof, would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Premises.

          26. Indemnification of Landlord - In addition to any and all other obligations of the Tenant, after taking possession of the Building and the Premises, Tenant shall indemnify and save harmless the Landlord and Landlord's agents against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, any and all architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against the Landlord or the Landlord's agents by reason of any of the following occurring during the term of this Lease:

                   A. Any injuries to persons or property occurring on or about the Premises or the Building and arising as a result of the negligence of the Tenant and/or its agents, contractors, servants, employees, licensees or invitees; or

                   B. Any failure on the part of the Tenant to perform or comply with any of the covenants, agreements, terms or conditions in this Lease on its part to be performed or complied with.

                   The provisions of this Paragraph 26, as well as any and all other provisions in this Lease requiring the Tenant to indemnify and save the Landlord and Landlord's agents harmless, shall survive the termination of this Lease.

27. Condemnation -

                   A. If all of the Premises are taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall terminate as of the date title to the condemned real estate vests in the condemnor and the rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

                   B. If only part of the Premises are taken or condemned for a public or quasi-public use and if such taking or condemnation shall render the Premises unsuitable for the business of the Tenant, then the term of this Lease shall cease and terminate as of the date on which possession of the Premises is required to be surrendered to the condemning authority and the rent and additional rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event such partial taking is not extensive enough to render the Premises unsuitable for Tenant's business, the Lease shall continue in full force and effect except that the rent and additional rent due hereunder shall be reduced in the same proportion that the floor area of the Premises so taken bears to such floor area immediately prior to such taking, such reduction commencing as of the date Tenant is required to surrender possession of such portion. Landlord shall promptly restore the Premises, to the extent of condemnation proceeds available for such purpose, as nearly as practicable to a condition comparable to their condition at the time of such condemnation, less the portion lost in the taking. Tenant shall be responsible for making all repairs and alterations to Tenant's fixtures, equipment and furnishings as a result of such taking or condemnation. For purposes of determining the amount of funds available for restoration of the Premises from the condemnation award, said amount shall be deemed to be that part of the total award which remains after payment of Landlord's reasonable expenses in recovering the same and any amounts due to any mortgagee of Landlord, and which represents a portion of the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the Premises.

                   C. In the event of any condemnation or taking as provided above, whether whole or partial, the Tenant shall not be entitled to any part of the award as damages or otherwise for such condemnation and Landlord and any mortgagee of Landlord are to receive the full amount of such award as their respective interests may appear. Tenant hereby expressly waives any right or claim to any part of it and assigns to Landlord any such right or claim to which Tenant might become entitled.

                   D. Although all damages in the event of any condemnation are to belong to the Landlord and any mortgagee of Landlord as aforesaid, whether such damages are awarded as full compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right, to the extent that same shall not diminish the Landlord s or such mortgagee's award, to claim and recover from the condemning authority, but not from Landlord or such mortgagee, such compensation as may be separately awarded or recoverable by Tenant under the applicable eminent domain code in effect where the complex of which the Premises is a part is located in Tenant's own right for or on account of, and limited solely to, any cost to which Tenant might be put in removing Tenant's merchandise, furniture, trade fixtures, leasehold improvements and equipment.

         28. Assignment And Sub-Lease - Accept for assignments to, and sub-leases involving, controlled subsidiaries of the Tenant, Tenant shall not assign, mortgage or pledge this Lease or underlet or sublease the Building or the Premises or any part thereof; or permit any other person, firm or corporation to occupy the Premises, Building or any part of either, without the specific prior written consent of the Landlord, and if written consent is given, Landlord shall retain the liability of the Tenant for completion of the terms of the Lease. Such approval by Landlord shall not unreasonably be withheld. Tenant shall not be required to obtain Landlord's prior written approval for sub-leases involving, or an assignment of this lease, a controlled subsidiary of the Tenant.

         29. Tenant's Estoppel Certificate - Within ten (10) days after notice from the Landlord, the Tenant shall execute and deliver to Landlord a statement in writing certifying such matters as requested by Landlord, including that this Lease is unmodified and in full force and effect, or in full force and effect, as modified, stating the modifications, the amount of the rent, the dates to which the rent has been paid in advance and the amount to any security deposit or prepaid rent.

          30. Termination and Holding Over - The term of this Lease shall end on the last day of the calendar month next succeeding fifteen (15) years from the Commencement Date, without the necessity of notice from either party to the other. In the event Tenant remains in possession of the Premises and/or the Building after the expiration of the original lease term without the execution of a new Lease, Tenant shall be deemed to be occupying said Premises as a Tenant from month to month at a rental equal to the rental and common area costs herein on the last day of the regular lease term, plus fifty percent (50%) of such amount and the Tenant shall otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

         31. Construction Observation - During the course of construction, the Tenant shall be entitled to make periodic visits to the construction site, but such visits shall not relieve the Contractor from the obligation to construct the building in accordance with the Plans and Specifications.

         32. Notices - All notices herein required shall be given by Certified Mail and shall be effective as of the date of mailing. Notices to the Landlord shall be addressed to 2201 Ridgewood Road, Suite 400, Wyomissing, Pennsylvania 19610, Attn: Mervin A. Heller, Jr. and to the Tenant at the Building or to c/o Secretary-Treasurer, 11 Robinson Street, Pottstown, Pennsylvania 19464 or to such other address as the Landlord or Tenant may provide from time to time after written notice to the other party.

         33. Relationship of the Parties - Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties, it being understood and agreed that neither the method of computation of rent, not any other provisions contained herein, nor any acts of the parties, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

         34. Governing Law and Venue - This Lease shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania. The Venue for any action under this Lease shall be Berks County, Pennsylvania.

         35. Captions - The captions used herein are for convenience only and shall not limit or amplify the provisions hereof.

         36. Binding Effect - The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns except as otherwise expressly provided herein.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and have caused this instrument to be executed by their duly authorized officers the day and year first above written.

                              DaMe Enterprises, Landlord
                              /s/ Darryl Shoff
                              /s/ Mervin A. Heller


                              STV Group, Incorporated - Tenant

                              By: /s/ Peter W. Knipe


                              Attest: /s/ Anna Marie Boore

                           ADDENDUM TO LEASE AGREEMENT

                  THIS ADDENDUM, made the 21st day of August, 1995, to the Lease Agreement between DAME ENTERPRISES, a Pennsylvania partnership (hereinafter called "Landlord"), of the one part, and STV GROUP, INCORPORATED, a Pennsylvania corporation, with its principal place of business located at 11 Robinson Street, Pottstown, Pennsylvania, 19464 (hereinafter called "Tenant"), of the other part.

                                    RECITALS

                  WHEREAS, the parties hereto entered into a certain Lease Agreement dated the 21st day of August, 1995, (the "Agreement") for the rental of a certain office building to be constructed on a parcel of real estate located generally at the intersection of Route 422 and Old Airport Road, Amity Township, Berks County, Pennsylvania; and,

                  WHEREAS, the parties desire to clarify certain terms of the Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                  1. The parties acknowledge that the Preliminary Plans and Specifications required by paragraph two

                  (2), subparagraph A, of the Agreement to be attached as Exhibit "B" were not finalized at the time of the execution of the Agreement and, upon approval, will be signed, dated and attached. 2. The following paragraph shall be substituted for paragraph thirty (30) of the Agreement:

               "30. Termination and Holding Over - The term of this Lease shall end on the last day of the calendar month upon which the expiration of the fifteen (15) year term from the Commencement Date occurs, without the necessity of notice from either party to the other. By way of example, if fifteen (15) years from the Commencement Date expires on July 7th, the Lease will terminate on July 31st. Any rent due for a partial month shall be pro rated. In the event Tenant remains in possession of the Premises and/or the Building after the expiration of the original lease term without the execution of a new Lease, Tenant shall be deemed to be occupying said Premises as a Tenant from month to month at a rental equal to the rental and common area costs herein on the last day of the regular lease term, plus fifty percent (50~) of such amount, and the Tenant shall otherwise be subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy."

                  3. In all other respects, the terms and conditions of the Agreement dated August 21st, 1995, shall remain in full force and effect.

                   IN WITNESS WHEREOF, the parties have hereunto set their bands and seals and have caused this instrument to be executed by the duly authorized officers the day and year first above written.



LANDLORD:                             DAME ENTERPRISES,
                                      A Pennsylvania Partnership
                                      /s/ Mervin A. Heller
                                      /s/ Darryl Shoff


TENANT:                               STV GROUP, INCORPORATED
                                      BY: /s/ Peter W. Knipe

                                      ATTEST: /s/ Anna Marie Boore

                       SECOND ADDENDUM TO LEASE AGREEMENT



          THIS SECOND ADDENDUM made the 5th day of January 1996, to the Lease Agreement between DAME ENTERPRISES, a Pennsylvania partnership (hereinafter called "Landlord"), of the one part, and STV GROUP, INCORPORATED, a Pennsylvania corporation, with its principal place of business located at 11 Robinson Street, Pottstown, Pennsylvania, 19464 (hereinafter called "Tenant"), of the other part.



                                    RECITALS

          WHEREAS, the parties hereto entered into a certain Lease Agreement and Addendum, both dated the 21st day of August, 1995, (the "Agreement") for the rental of a certain office building to be constructed on a parcel of real estate located generally at the intersection of Route 422 and Old Airport Road, Amity Township, Berks County, Pennsylvania; and,

          WHEREAS, the parties desire to amend certain terms of the Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

          1. The following paragraph shall be substituted for paragraph thirteen
(13) of the Agreement:

               "13. Land Use and Development Approval - The Landlord and Tenant
                    each acknowledge that this Lease is being executed prior to the Landlord's acquisition of the Premises whereon the Building shall be erected. The Landlord and Tenant further acknowledge that the Landlord's obligations hereunder are specifically conditioned on the Landlord's acquiring good and marketable title to the Premises and obtaining all land use and development approvals necessary to

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                    allow the Landlord to construct the Building in accordance with the plans therefor, whether preliminary or final on or before January 30, 1996 (the "Lease Termination Date"). In the event that the Landlord is not able to acquire good and marketable title to the Premises or is unable to obtain any and all land use and development approvals necessary to allow the Landlord to construct the Building in accordance with the plans therefor, whether preliminary or final, prior to the Lease Termination Date, this Lease shall immediately become null and void and neither party shall have any obligation to the other under the terms of this Lease and any security deposit and rent paid by the Tenant to the Landlord shall be returned immediately with interest at a rate equal to that earned by Landlord prior to termination and return of the security deposit. Notwithstanding anything m heretofore stated, if the building being constructed is not ready for occupancy, through no fault of the Tenant, on or before November 13, 1996, the terms of this Lease, at the option of the Tenant, shall become null and void."

         2. In all other respects, the teens and conditions of the Agreement and Addendum dated August 21st, 1995, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and have caused this instrument to be executed by the duly authorized officers the day and year first above written.


LANDLORD:                             DAME ENTERPRISES,
                                      A Pennsylvania Partnership
                                      /s/ Mervin A. Heller
                                      /s/ Darryl Shoff


TENANT:                               STV GROUP, INCORPORATED
                                      BY: /s/ Peter W. Knipe

                                      ATTEST: /s/ Lori Jo Berk

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